Exhibit 99.1

STATEMENT OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Form 10-Q of Universal Corporation for the period ended December 31, 2002, I, Allen B. King, President and Chief Executive Officer of Universal Corporation, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(a)  such Form 10-Q for the period ended December 31, 2002, fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b)  the information contained in such Form 10-Q for the period ended December 31, 2002, fairly presents, in all material respects, the consolidated financial condition and results of operations of Universal Corporation and its subsidiaries as of and for the periods presented in such Form 10-Q.

Date:    February 7, 2003

By:    /s/  ALLEN B. KING

         Allen B. King

         President and Chief Executive Officer